Exhibit 99.1

THE TITAN CORPORATION

NOTICE TO EXECUTIVE OFFICERS AND DIRECTORS

OF PROHIBITION OF INSIDER TRADING

DURING BLACKOUT PERIOD OF RETIREMENT PLANS

The purpose of this notice is to inform you that you are prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any equity security of The Titan Corporation (other than in an exempt equity security transaction) during the blackout period described below if you acquire or previously acquired such equity security in connection with your service as a director of The Titan Corporation or employment as an executive officer of The Titan Corporation.

Any sale or other transfer of an equity security of The Titan Corporation during the blackout period described below will be treated as an equity security acquired in connection with service as a director of The Titan Corporation or employment as an executive officer of The Titan Corporation to the extent that you have a pecuniary interest in such equity security, unless you establish by specific identification of securities that the transaction did not involve an equity security acquired in connection with service as a director of The Titan Corporation or employment as an executive officer of The Titan Corporation. To establish that the equity security was not so acquired, you must identify the source of the equity security and demonstrate that you have utilized the same specific identification for any purpose related to the transaction (such as tax reporting and any applicable disclosure and reporting requirements).

The following transactions are exempt equity security transactions:

1. Any acquisition of equity securities resulting from the reinvestment of dividends in, or interest on, equity securities of The Titan Corporation if the acquisition is made pursuant to a plan providing for the regular reinvestment of dividends or interest and the plan provides for broad-based participation, does not discriminate in favor of employees of The Titan Corporation, and operates on substantially the same terms for all plan participants;

2. Any purchase or sale of equity securities of The Titan Corporation pursuant to a contract, instruction or written plan entered into by you that satisfies the affirmative defense conditions of Section 240.10b5-1(c) of the Securities Regulations (17 C.F.R. § 240.10b5-1(c)); provided that you did not enter into or modify the contract, instruction or written plan during the blackout period described below, or while aware of the actual or proximate beginning or ending dates of that blackout period;

3. Any purchase or sale of equity securities of The Titan Corporation, other than a “discretionary transaction,” pursuant to The Titan Corporation Consolidated Retirement Plan, the AverStar, Inc. Profit Sharing and Savings Plan,

the Jaycor, Inc. Employee Stock Ownership Plan, or The Titan Corporation Employee Stock Purchase Plan. A “discretionary transaction” is a transaction that is (a) at the volition of a plan participant, (b) is not made in connection with a plan participant’s death, disability, retirement or termination of employment, (c) is not required to be made available to a plan participant pursuant to a provision of the Internal Revenue Code, and (d) results in either an intra-plan transfer involving a fund of The Titan Corporation equity securities or a cash distribution funded by a volitional disposition of an equity security of The Titan Corporation. However, a “discretionary transaction” that meets the requirements of exemption 2 above is also exempt;

4. Any grant or award of an option, stock appreciation right or other equity compensation pursuant to a plan that, by its terms, permits you to receive grants or awards; and either states the amount and price of securities to be awarded to designated directors and executive officers or categories of directors and executive officers (though not necessarily to others who may participate in the plan) and specifies the timing of awards to directors and executive officers; or sets forth a formula that determines the amount, price and timing, using objective criteria (such as earnings of The Titan Corporation, value of the securities, years of service, job classification, and compensation levels);

5. Any exercise, conversion or termination of a derivative security that you did not write or acquire during the blackout period described below, or while aware of the actual or approximate beginning or ending dates of the blackout period described below; and either the derivative security is exercised, converted or terminated by a counterparty and you do not exercise any influence on the counterparty with respect to whether or when to exercise, convert or terminate the derivative security;

6. Any acquisition or disposition of equity securities involving a bona fide gift or a transfer by will or the laws of descent and distribution;

7. Any acquisition or disposition of equity securities pursuant to a domestic relations order as defined in the Internal Revenue Code of 1986, as amended and the Employee Retirement Income Security Act of 1974, as amended;

8. Any sale or other disposition of equity securities compelled by the laws or other requirements of an applicable jurisdiction;

9. Any acquisition or disposition of equity securities in connection with a merger, acquisition, divestiture or similar transaction occurring by operation of law; and

10. The increase or decrease in the number of equity securities held as a result of a stock split or stock dividend applying equally to all securities of that class, including a stock dividend in which equity securities of a different issuer are distributed; and the acquisition of rights, such as shareholder or pre-emptive rights, pursuant to a grant to all holders of the same class of equity securities.

The Blackout

There will be a blackout period attributable to funds holding common stock of The Titan Corporation under The Titan Corporation Consolidated Retirement Plan, the AverStar, Inc. Profit Sharing and Savings Plan, and the Jaycor, Inc. Employee Stock Ownership Plan (collectively, the “Retirement Plans”) in connection with the merger of The Titan Corporation with a wholly owned subsidiary of the Lockheed Martin Corporation (the “Merger”) pursuant to the Agreement and Plan of Merger by and between The Titan Corporation and the Lockheed Martin Corporation, dated September 15, 2003 (the “Merger Agreement”).

The blackout period under the Retirement Plans is necessary so that the recordkeepers of the Retirement Plans may properly administer the merger consideration elections set forth in the Merger Agreement and described in the Proxy Statement/Prospectus, dated February 9, 2004, as it applies to shares of The Titan Corporation common stock held by the Retirement Plans.

The blackout period for the Retirement Plans is expected to begin on March 12, 2004 at 4:00 p.m. eastern standard time and is expected to end during the week of March 21, 2004. These expected dates are based on the assumption that the effective date of the Merger will be shortly after the special stockholder meeting of The Titan Corporation, which is scheduled for March 16, 2004. If the effective date of the Merger is not at the expected time, the beginning and ending dates of the blackout period will be delayed until the effective date of the Merger has been set. For information concerning the beginning and the ending dates of the blackout period for The Titan Corporation Consolidated Retirement Plan or the AverStar, Inc. Profit Sharing and Savings Plan, you may call T. Rowe Price at (800) 922-9945. For information concerning the beginning and the ending dates of the blackout period for the Jaycor, Inc. Employee Stock Ownership Plan, you may call Pat Hernandez at (858) 720-4038.

During the blackout period under the Retirement Plans, participants will not be able to direct or diversify the Titan Corporation common stock allocated to their individual accounts under the Retirement Plans. In addition, participants will not be able to take distributions of their account balances under the Retirement Plans.

If you have any questions about the blackout period under the Retirement Plans, please contact Titan Human Resources at 401k@titan.com.